As filed with the Securities and Exchange Commission on January 13, 2003
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             INSIGNIA SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)




           MINNESOTA                                             41-1656308
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)



                            6470 Sycamore Court North
                           Maple Grove, MN 55369-6032
                                 (763) 392-6200

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                           principal executive office)

                                 Scott F. Drill
                       President, Chief Executive Officer
                             Insignia Systems, Inc.
                            6470 Sycamore Court North
                           Maple Grove, MN 55369-6032
                                 (763) 392-6200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPIES TO:

                             James C. Diracles, Esq.
                               Best & Flanagan LLP
                             225 South Sixth Street
                                   Suite 4000
                              Minneapolis, MN 55402
                                 (612) 339-7121

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                      Proposed
                                                      Maximum          Proposed
                                                      Offering          Maximum          Amount of
  Title of Each Class of           Amount to be        Price           Aggregate        Registration
Securities to be Registered         Registered        Per Unit       Offering Price         Fee
----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value     1,101,732(1)(2)     $9.925(3)     $10,934,690.10(3)     $1,005.99
----------------------------------------------------------------------------------------------------

(1) Includes 816,100 shares of common stock sold to purchasers in a private placement we completed on December 18, 2002; 244,827 shares of common stock issuable upon the exercise of warrants issued to purchasers in the private placement; and 40,805 shares issuable upon exercise of a warrant issued to the placement agent for the private placement.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time pursuant to the anti-dilution provisions in the above warrants.

(3) Estimated solely for purposes of calculating the filing fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share reported on the Nasdaq National Market on January 9, 2003.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT A SOLICITATION TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS

                 SUBJECT TO COMPLETION, DATED JANUARY ____, 2003

                             INSIGNIA SYSTEMS, INC.

                               1,101,732 SHARES OF
                                  COMMON STOCK

The selling shareholders listed on page 6 of this prospectus may sell from time to time all of the 816,100 shares sold to them in a private placement on December 18, 2002, and up to 285,632 shares issuable upon exercise of warrants issued to them in the private placement, for a total of 1,101,732 shares.

The selling shareholders may sell or distribute the shares through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The price may be the market price prevailing at the time or a price privately negotiated.

We will not receive any of the proceeds from the sale of the shares. However, we will pay substantially all expenses incident to the registration of the shares.

Our common stock is listed on the Nasdaq National Market under the symbol "ISIG". The reported last sale price of the common stock on January ____, 2003, was $_______ per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              The date of this prospectus is January ____, 2003.

In this prospectus, "Insignia" "we," "us," and "our" refer to Insignia Systems, Inc., a Minnesota corporation.


                                TABLE OF CONTENTS
                                -----------------                           Page
                                                                            ----
Prospectus Summary............................................................3
Forward-Looking Statements....................................................3
Risk Factors..................................................................4
New Business Developments.....................................................6
Selling Shareholders..........................................................6
Plan of Distribution..........................................................8
Use of Proceeds...............................................................8
Indemnification...............................................................8
Legal Matters.................................................................9
Experts.......................................................................9
Where You Can Find Information................................................9

--------------------------------------------------------------------------------


                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE.


ABOUT INSIGNIA

Insignia markets in-store promotional programs and services to retailers and manufacturers. Since its inception in 1990, Insignia has marketed point-of-purchase merchandising systems and resources to merchants in over 30 classes of retail trade. Insignia started with simple standalone printers, trade-named Impulse(R) and SIGNright!(R), and later developed a fully featured ODBC (Open Database Connectivity) compliant software application, trade-named Stylus(R). This PC-based software is used by retail chains to produce signs, labels and posters, and is currently marketed directly. Insignia continues to make these products available and supports the supply and service needs of domestic clients. Insignia actively markets these products internationally through independent distributors.

In 1998, Insignia formally launched Insignia Point-Of-Purchase Services (POPS(R)), an in-store, shelf-edge sign promotion program that was developed by combining our expertise in signage and in-store merchandising with its Stylus software products. Funded by consumer goods manufacturers, the account- and product-specific program combines vital product selling information and graphics from manufacturers with the retailer's logo and current store price on a sign designed to fit each participating retailer's decor and merchandising theme. Insignia management has been investing our primary resources and energies in the development of the Insignia POPS(R) program for the last five years. Additionally, on December 23, 2002, Insignia acquired substantially all of the assets comprising the ValuStix(R) business, a proprietary system for attaching coupons and other promotional materials to products sold at grocery stores and other retail locations, which allows Insignia to expand its offerings in its Insignia POPS(R) program.

Insignia was incorporated in 1990 under the laws of the State of Minnesota. Our principal executive offices are located at 6470 Sycamore Court North, Maple Grove, MN 55369-6032 and our telephone number is (763) 392-6200.


THE OFFERING

The selling shareholders are offering 816,100 shares of common stock sold to them in a private placement that closed on December 18, 2002, 244,827 shares of common stock issuable upon the exercise of warrants issued to the purchasers in the private placement, and 40,805 shares issuable upon exercise of a warrant issued to the placement agent in the private placement, for a total of 1,101,732 shares. We are registering the resale of these shares to permit the selling shareholders to resell the shares in the public market.

Common stock offered by the selling shareholders.......................1,101,732
Common stock outstanding as of January 1, 2003........................11,767,255
Nasdaq National Market Symbol...............................................ISIG


USE OF PROCEEDS

Insignia Systems will not receive any proceeds from the sale of the common stock. See "USE OF PROCEEDS."


RISK FACTORS

This offering involves certain investment risks. See "RISK FACTORS."


                           FORWARD-LOOKING STATEMENTS

Certain statements incorporated by reference or made in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to the safe harbor provisions of the Reform Act. Such forward-looking statements are contained principally in the section entitled "Risk Factors" and include our statements about:

         o        our growth strategy;

         o        our ability to develop business relationships with clients;
                  and

         o        other statements that are not historical facts.

When used in this prospectus, the words "will," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee future results, levels of activity, performance or achievements and you should not place undue reliance on our forward-looking statements. Because such forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, including:

         o        results of acquisitions;

         o        declines in annual financial results;

         o        collectibility of receivables;

         o        changes in economic and business conditions;

         o        unpredictability of government regulations;

         o        ability to keep up with changing trends in our industry;

         o        changes in business strategies; and

         o        other factors discussed under "Risk Factors."

Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus or the date of the document from which they are incorporated by reference. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.


                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT WE FACE. OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD ALSO REFER TO THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.


WE HAVE HISTORICALLY NOT ACHIEVED SIGNIFICANT EARNINGS

We sustained net losses for eight consecutive years through December 31, 2000 and had an accumulated deficit of $(14,862,021) as of September 30, 2002. Although we generated net earnings during the year ended December 31, 2001 and the nine months ended September 30, 2002 of $120,830 and $22,402, respectively, there can be no assurance we will be profitable in the future.


OUR RESULTS OF OPERATIONS MAY BE SUBJECT TO SIGNIFICANT FLUCTUATIONS

Our quarterly and annual operating results have fluctuated in the past and may vary in the future due to a wide variety of factors including:

         o        the seasonal nature of the POPS(R)business;

         o        the timing of adding new stores;

         o the timing of additional sales, marketing and general and administrative expenses;

         o        the effect of acquisitions; and

         o        competitive conditions in our industry.

Due to these factors, our quarterly net sales, expenses and results of operations could vary significantly in the future. You should take these factors into account when evaluating past periods and, because of the potential variability in our quarterly results, you should not rely upon results of past periods as an indication of our future performance. In addition, because our operating results may vary significantly from quarter to quarter, results may not meet the expectations of securities analysts and investors, and this could cause the price of our common stock to fluctuate significantly.

OUR RESULTS ARE DEPENDENT ON THE SUCCESS OF OUR INSIGNIA POPS(R) PROGRAM AND THE EXPANSION OF THE PROGRAM TO THE RETAIL DRUG INDUSTRY

Our company is largely dependent on our POPS(R) program, which represented approximately 73% and 78% of total net sales for fiscal 2001 and the nine months ended September 30, 2002. We expect the POPS(R) program will represent a higher percentage in fiscal 2002 and future periods.

We have recently expanded our POPS(R) business to include drug retailers as well as grocery retailers. Our ability to rapidly grow our net sales will depend on our ability to effectively expand the distribution channel to drug retailers as well as grocery retailers.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

We have experienced rapid growth over the past several years and currently plan to continue a high rate of growth. Our net sales for fiscal 2001 were 55% more than fiscal 2000 and 115% more than fiscal 1999. Our net sales for the nine months ended September 30, 2002 were 23% higher than the nine months ended September 30, 2001.

Rapid growth places a significant demand on our management, operations and resources. Our future performance and profitability will depend on our ability to:

         o        effectively manage the growth of our POPS(R)program;
         o maintain good relationships with our retailer and manufacturer partners; and
         o        successfully integrate any acquired businesses.

If we are unable to manage our growth successfully, our business and results of operations could be adversely affected.

THE SUCCESS OF OUR POPS(R) PROGRAM IS DEPENDENT ON SUCCESSFUL RELATIONSHIPS WITH AND PERFORMANCE FROM OUR RETAILER PARTNERS

We believe our relationships with our retailer partners are good and that the retailers' performance has been good. Our POPS(R) business could be adversely affected if our retailer partners failed to continue to provide good service.

OUR RESULTS ARE DEPENDENT ON OUR MANUFACTURER PARTNERS CONTINUING TO ACHIEVE SALES INCREASES

Our product manufacturer customers use our POPS(R) program to motivate consumers to buy their branded products. Use of our POPS(R) program has historically resulted in sales increases for that particular product. If our POPS(R) program does not continue to result in these sales increases, our results of operations could be adversely affected.

WE RECENTLY MADE OUR FIRST BUSINESS ACQUISITION AND MAY ACQUIRE OTHER BUSINESSES

We recently acquired the ValuStix(R) business for $3,000,000 plus a five-year royalty based upon annual net sales over a threshold amount. This is the first business acquisition for our company and management team and our ability to successfully integrate the ValuStix(R) business into our existing company will depend on a number of factors.

We may consider acquisitions of other businesses. Any acquisition involves a number of risks that could cause an acquired business to fail to meet our expectations. For example:

         o        an acquired business may not achieve expected results;

         o we may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating an acquired business;

         o we may not be able to retain key personnel of an acquired business;

         o        our management's attention may be diverted; or

         o our management may not be able to manage the combined entity effectively or to make acquisitions and grow our business internally at the same time.

OUR BUSINESS COULD BE SIGNIFICANTLY DISRUPTED IF WE LOSE MEMBERS OF OUR MANAGEMENT TEAM

We believe our success depends to a significant degree upon the continued contributions of our executive officers and other key personnel, both individually and as a group. Our future performance will be dependent on our ability to retain them. The loss of the services of any of our executive officers, particularly Scott Drill, our Chief Executive Officer, or Gary Vars, our President of the Insignia POPS(R) division, could prevent us from executing our business strategy.

THE MARKET FOR OUR STOCK COULD BE HURT BY THE SALE OF THE SHARES OFFERED IN THIS PROSPECTUS AND SHARES COVERED BY OTHER WARRANTS AND OPTIONS

The selling shareholders may sell 816,100 shares offered by this prospectus in the public market from time to time, and upon the exercise of all of the currently outstanding warrants, the selling shareholders may sell up to an additional 285,632 shares offered by this prospectus from time to time. There is a limited market for our common stock, and the resale (or availability for resale) of the 1,101,732 shares covered by this prospectus, plus an additional 1,852,074 shares covered by other warrants and options currently outstanding, which in the aggregate represented approximately 21% of our outstanding common stock as of January 1, 2003, may depress the price of the stock. Selling a large number of our shares at one time may be difficult if a broader market for our common stock does not develop subsequent to this offering because smaller quantities of our shares are typically bought and sold and security analysts' and the news media's coverage about us is generally limited. These factors could result in lower prices and larger spreads in the bid and ask prices for our shares.

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE

The market price of our common stock has been and may continue to be volatile and may be significantly affected by:

         o        actual or anticipated fluctuations in our operating results;

         o        announcements of new services by us or our competitors;

         o developments with respect to conditions and trends in our industry or in the industries we serve;

         o        general market conditions; and

         o        other factors, many of which are beyond our control.

In addition, the stock market has, recently and from time to time, experienced significant price and volume fluctuations that have adversely affected the market prices of securities of companies without regard to their operating performances.


                            NEW BUSINESS DEVELOPMENTS

On December 23, 2002, Insignia acquired substantially all of the assets comprising the ValuStix(R) business from Paul A. Richards, Inc., a New York company, for $3,000,000 in cash, plus a five-year royalty based on annual net sales over a threshold amount. ValuStix(R) is a proprietary system for attaching coupons and other promotional materials to products sold at grocery stores and other retail locations. The ValuStix(R) acquisition allows Insignia to expand the offerings in its Point-Of-Purchase Services (POPS(R)) program.

On December 2, 2002, Denni Jo Lester was appointed Chief Financial Officer of Insignia. On December 4, 2002, Donald J. Kramer was elected to the Board of Directors.


                              SELLING SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of Insignia common stock by the selling shareholders as of January 1, 2003:


                                               Common Stock                 Number of
                                               Beneficially                  Shares of          Owned After
                                              Owned Prior to               Common Stock           Offering
        Selling Shareholder                     Offering                   Offered(1)(2)          Number(3)     Percent
        -------------------                   --------------               -------------        -----------     -------
Deephaven Small Cap Growth Fund LLC              282,915                      282,915                0             *

Craig Hallum Partners LP                          35,363                       35,363                0             *

Constable Advisers                               141,456                      141,456                0             *

Kohler, Gary                                      21,218                       21,218                0             *

Redleaf, Andy                                     14,145                       14,145                0             *

SF Capital Partners Ltd.                         282,915                      282,915                0             *

WBL Limited Partnership                          389,815                      282,915             106,900          *

Craig Hallum Capital Group, LLC(4)                40,805                       40,805                0             *

TOTAL SHARES OFFERED                           1,208,632                    1,101,732             106,900


* Less than 1%.
(1) Includes shares owned directly and shares underlying warrants. Each holder of warrants is prohibited, among other things, from using them to acquire shares of our common stock to the extent that the acquisition would result in such holder, together with any affiliate thereof, beneficially owning in excess of 4.999% of the outstanding shares of our common stock following the acquisition, unless we are provided at least 61 days' prior notice of the acquisition.

(2) Represents the maximum number of shares that may be sold by each selling shareholder pursuant to this prospectus; provided, however, that pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registration Statement of which this prospectus is a part shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of (i) anti-dilution provisions in the warrants, or (ii) any stock dividend, stock split, recapitalization or other transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(3) Assumes the sale of all shares offered hereby to unaffiliated third parties. The selling shareholders may sell all or part of their respective shares.

(4) Includes shares underlying warrants issued to Craig Hallum Capital Group, LLC as placement agent for the private placement.

                              PLAN OF DISTRIBUTION

The selling shareholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o        short sales;

         o sales by broker-dealers pursuant to agreements with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

         o        combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

Selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Selling shareholders may from time to time pledge or grant a security interest in some or all of the shares or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Insignia is required to pay all fees and expenses incident to the registration of the shares. Insignia has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares offered in this prospectus by the selling shareholders.


                                 INDEMNIFICATION

Minnesota law and our Articles of Incorporation eliminate or limit certain liabilities of our directors. Minnesota law and our Bylaws require us to indemnify our directors, officers and employees in certain instances. Insofar as exculpation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Insignia pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such exculpation or indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

Our outside general counsel, Best & Flanagan LLP of Minneapolis, Minnesota, will issue an opinion about the legality of the shares for us and the selling shareholders.


                                     EXPERTS

The financial statements and schedules of Insignia incorporated by reference in this registration statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.


                         WHERE YOU CAN FIND INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all the shares. This prospectus is part of a registration statement we filed with the SEC.

         o        Annual Report on Form 10-K for the fiscal year ended December
                  31, 2001;

         o Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002; June 30, 2002, and September 30, 2002;

         o Proxy Statement dated April 8, 2002 for the 2002 Annual Meeting of shareholders on May 22, 2002;

         o        Current Report on Form 8-K filed December 31, 2002;

         o The description of our common stock contained in our Registration Statement on Form S-18 (No. 33-40765-C).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Denni Jo Lester
Chief Financial Officer
Insignia Systems, Inc.
6470 Sycamore Court North
Maple Grove, MN 55369-6032
(763) 392-6200

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*



SEC registration fee                                        $     1,006
Nasdaq listing fee                                                8,161
Accounting fees and expenses                                      5,000
Legal fees and expenses                                          15,000
Printing expenses                                                 2,000
Blue Sky fees and expenses                                            0
Transfer agent and registrar fees                                   500
Miscellaneous                                                     1,333
                                                            -----------
Total                                                       $    33,000

---------------------------


*Except for the SEC registration fee and Nasdaq listing fee, all of the foregoing expenses have been estimated.


ITEM 15: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 302A.521 of Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including reasonable expenses, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court. The Registrant's Bylaws provide for indemnification of officers, directors, employees, and agents to the fullest extent provided by Section 302A.521. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our bylaws provide in general that we shall indemnify our officers and directors to the fullest extent permitted by law. Our bylaws authorize us to purchase and maintain insurance to insure our indemnification obligations, whether arising under the bylaws or otherwise. We may create a fund or otherwise to secure our indemnification obligations which arise under our bylaws, our articles of incorporation, by agreement, vote of shareholders or directors, or otherwise. We have purchased directors' and officers' liability insurance.

ITEM 16. EXHIBITS

   Exhibit No.   Description
   ----------    -----------

        5.1      Opinion and Consent of Best & Flanagan LLP, counsel to the
                 Company (filed herewith)
        23.1     Consent of Ernst & Young, LLP, independent public accountants
                 (filed herewith)
        23.2     Consent of Best & Flanagan LLP (included in Exhibit 5.1)
        24       Powers of Attorney (included on signature page)


ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes, in accordance with Item 512 of Regulation S-K:

(a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i)and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 and Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maple Grove, State of Minnesota, on the 13th day of January, 2003.

                                                INSIGNIA SYSTEMS, INC.

                                                By /s/ Scott F. Drill
                                                   -----------------------------
                                                   Scott F. Drill, President and
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

The undersigned officers and directors of Insignia Systems, Inc. hereby constitute and appoint Scott F. Drill and Denni Jo Lester, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for us and in our stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on January 13, 2003 in the capacities indicated.


       SIGNATURE               TITLE
       --------                ------

/S/ GARY VARS                  CHAIRMAN AND DIRECTOR
----------------------
GARY VARS

/S/ SCOTT F. DRILL            PRESIDENT, CHIEF EXECUTIVE
----------------------        OFFICER AND DIRECTOR (PRINCIPAL EXECUTIVE OFFICER)
SCOTT F. DRILL

/S/ DENNI JO LESTER           CHIEF FINANCIAL OFFICER AND TREASURER
----------------------        (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
DENNI JO LESTER

/S/ W. ROBERT RAMSDELL        DIRECTOR
----------------------
W. ROBERT RAMSDELL

/S/ ERWIN A. KELEN            DIRECTOR
----------------------
ERWIN A. KELEN

/S/ GORDON F. STOFER          DIRECTOR
----------------------
GORDON F. STOFER

/S/ FRANK D. TRESTMAN         DIRECTOR
----------------------
FRANK D. TRESTMAN

/S/ DONALD J. KRAMER          DIRECTOR
----------------------
DONALD J. KRAMER